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                                                                    EXHIBIT 4.38
                             [Form of Certificate]

                                  WAM!NET INC.

                             A Minnesota Corporation


No. __                                               ______ Shares of Class E
                                                     Convertible Preferred Stock


     This certifies that ____________________ is the registered holder of Shares of Class E Convertible Preferred Stock, par value $0.01 per share (see reverse side), transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of March, 2000.


                                       -----------------------------------------
                                       Gary L. Hokkanen, President



                                       -----------------------------------------
                                       Edward J. Driscoll, Jr., Secretary
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                          [REVERSE SIDE OF CERTIFICATE]

     The Class E Convertible Preferred Stock has the rights and preferences as set forth in the Certificate of Designation of Class E Preferred Stock as filed of record with the Minnesota Secretary of State on February 16, 2000, as amended, a copy of which may be obtained from the Company with no charge.

     The securities evidenced hereby are subject to the terms of that certain Stockholder's Agreement, dated as of March 4, 1999 as amended on March 14, 2000, by and among the Company, Silicon Graphics, Inc., MCI WorldCom, Inc., Winstar Communications, Inc., Winstar Credit Corp. and Cerberus Partners, L.P. A copy of the Stockholders' Agreement has been filed with the Secretary of the Corporation and is available upon request. The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be resold, transferred or otherwise disposed of other than in a transaction exempt from, or not subject to, the registration requirements of the Act or pursuant to an effective registration statement thereunder.




     For value received, _____________________________________ does hereby sell, assign and transfer unto _______________________________________________ Shares represented by the within Certificate and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: ______________________


                                       -----------------------------------------

Note: The signature on this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.


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